SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Urovant Sciences Ltd.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 12, 2019, for Urovant Sciences Ltd.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/UROV. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2019 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's annual meeting, please make this request on or before August 29, 2019.

For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/UROV

Proxy Materials Available to View or Receive:
1. Proxy Statement 2. Annual Report

Printed materials may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/UROV	(866) 648-8133	paper@investorelections.com

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* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO. SHARES

Company Notice of Annual Meeting

Date: Thursday, September 12, 2019
Time: 10:00 A.M. (Local Time)
Place: Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT, United Kingdom

The purpose of the Annual Meeting is to take action on the following proposals:

The Board of Directors recommends that you vote "FOR" all nominees for director.

1. Election of Directors

Nominees 01 Myrtle S. Potter, 02 Keith A. Katkin, 03 Sef P. Kurstjens, M.D., Ph.D., 04 Pierre Legault, 05 James Robinson, 06 Frank M. Torti, M.D.

The Board of Directors recommends that you vote "FOR" the following.

2. To ratify the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2020, the appointment of Ernst & Young LLP as the Company's auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the Company's fiscal year ending March 31, 2020 and the authorization of the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company's auditor for the Company's fiscal year ending March 31, 2020.
3. To approve the Company's 2019 Employee Stock Purchase Plan.
4. To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the number of common shares issuable thereunder from 4,283,431 to 7,283,431.
5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.